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                                                                    Exhibit 5(a)


                                Debevoise & Plimpton
                                  875 third Avenue
                              New York, New York 10022

                             Telephone: (212) 909-6000
                             Facsimile: (212) 909-6836


                                                                    July 8, 1997


Protective Life Corporation                     PLC Capital Trust III
2801 Highway 280 South                          c/o Protective Life Corporation
Birmingham, Alabama 35223                       2801 Highway 280 South PLC
                                                Birmingham, Alabama 35223
PLC Capital Trust II
c/o Protective Life Corporation                 PLC Capital Trust IV
2801 Highway 280 South                          c/o Protective Life Corporation
Birmingham, Alabama 35223                       2801 Highway 280 South
                                                Birmingham, Alabama 35223

                             Protective Life Corporation
                                 PLC Capital Trust II
                               PLC Capital Trust III
                                PLC Capital Trust IV
                          Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special counsel to Protective Life Corporation, a Delaware corporation ("Protective Life"), and PLC Capital Trust II, PLC Capital Trust III and PLC Capital Trust IV, each a statutory business trust organized under the laws of the State of Delaware (each, a "PLC Capital Trust"), in connection with the preparation and filing with the Securities and Exchange Commission (the

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Protective Life Corporation             2                           July 8, 1997
PLC Capital Trust II
PLC Capital Trust III
PLC Capital Trust IV


"Commission") under the Securities Act of 1933, as amended (the "1933 Act"), of a Registration Statement on Form S-3 (the "Registration Statement"), including a preliminary prospectus (the "Base Prospectus") and preliminary prospectus supplement (the "preliminary prospectus supplement", and together with the Base Prospectus, the "Prospectus") relating to the public offering of up to $200,000,000 in aggregate principal amount of (i) debt securities of Protective Life, which may either be senior debt securities (the "Senior Debt Securities") to be issued pursuant to a Senior Indenture (the "Senior Indenture") between Protective Life and The Bank of New York, as trustee (the "Senior Trustee") or subordinated debt securities ("Subordinated Debt Securities") to be issued pursuant to a Subordinated Indenture (the "Subordinated Indenture") between Protective Life and AmSouth Bank (as successor by merger to AmSouth Bank of Alabama, successor by conversion of charter to AmSouth Bank N.A.), as trustee (the "Subordinated Trustee"), (ii) shares of preferred stock of Protective Life, par value $1.00 per share (the "Preferred Stock"), (iii) shares of common stock of Protective Life, par value $0.50 per share (the "Common Stock"), (iv) stock purchase contracts of Protective Life (the "Stock Purchase Contracts"), (v) stock purchase units of Protective Life (the "Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and Debt Securities or Preferred Securities (as defined below) or debt obligations of third parties, and/or (vi) preferred securities representing preferred undivided beneficial interests in the assets of the PLC Capital Trusts (the "Preferred Securities"). The proceeds of an offering of Preferred Securities by a PLC Capital Trust (together with the proceeds from the issuance of common interests in such PLC Capital Trust) will be loaned by such PLC Capital Trust to Protective Life and such

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Protective Life Corporation             3                           July 8, 1997
PLC Capital Trust II
PLC Capital Trust III
PLC Capital Trust IV


loan will be evidenced by Subordinated Debt Securities, to be issued pursuant to supplemental indentures to the Subordinated Indenture. In addition, certain payment obligations of the respective PLC Capital Trusts with respect to the Preferred Securities of such PLC Capital Trust will be guaranteed (on a subordinated basis) by Protective Life pursuant to a Preferred Securities Guarantee (each, a "Guarantee", and collectively, the "Guarantees") to be executed by Protective Life for the benefit of holders of Preferred Securities of such PLC Capital Trust.

         In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

         Based upon the foregoing, we are of the following opinion:

         1. Protective Life is validly existing as a corporation in good standing under the laws of the State of Delaware.

         2. When (i) the issuance, execution and delivery of (a) supplemental indentures ("Senior Supplemental Indentures") to the Senior Indenture and (b) the Senior Debt Securities have been duly authorized by all necessary corporate action of Protective Life and (ii) a Senior Supplemental Indenture has been duly executed and delivered by Protective Life and the Senior Trustee and Senior Debt Securities have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration

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Protective Life Corporation             4                           July 8, 1997
PLC Capital Trust II
PLC Capital Trust III
PLC Capital Trust IV


Statement, the Base Prospectus and any prospectus supplement relating thereto and in accordance with the Senior Indenture and such Senior Supplemental Indenture, assuming the terms of such Senior Debt Securities are in compliance with then applicable law, the Senior Debt Securities will be validly issued and will constitute valid and binding obligations of Protective Life enforceable against Protective Life in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and to general principles of equity (whether considered in a proceeding at law or in equity).

         3. When (i) the issuance, execution and delivery of (a) supplemental indentures ("Subordinated Supplemental Indentures") to the Subordinated Indenture and (b) Subordinated Debt Securities have been duly authorized by all necessary corporate action of Protective Life, and (ii) a Subordinated Supplemental Indenture has been duly executed and delivered by Protective Life and the Subordinated Trustee and the Subordinated Debt Securities have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto and in accordance with the Subordinated Indenture and such Subordinated Supplemental Indenture, assuming the terms of such Subordinated Debt Securities are in compliance with then applicable law, the Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of Protective Life enforceable against Protective Life in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of

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Protective Life Corporation             5                           July 8, 1997
PLC Capital Trust II
PLC Capital Trust III
PLC Capital Trust IV

creditors and to general principles of equity (whether considered in a proceeding at law or in equity).

         4. When (i) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with Protective Life's Restated Certificate of Incorporation, as amended, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Protective Life and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Protective Life, and authorized by all necessary corporate action of Protective Life, (ii) a Certificate of Designation fixing and determining the terms of the Preferred Stock has been filed with the Secretary of State of the State of Delaware and (iii) the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Preferred Stock will be validly issued, fully paid and nonassessable.

         5. When (i) the terms of the issuance and sale of the Common Stock shall have been duly authorized by all necessary corporate action of Protective Life and (ii) the shares of Common Stock shall have been issued and sold as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating to the Common Stock, against payment of the consideration fixed therefor by the Board of Directors of Protective Life or a duly authorized committee thereof, and if issued pursuant to Stock Purchase Contracts, as contemplated by the terms thereof and of the agreements relating thereto, assuming

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Protective Life Corporation             6                           July 8, 1997
PLC Capital Trust II
PLC Capital Trust III
PLC Capital Trust IV


that Protective Life has reserved for issuance the requisite number of shares of Common Stock, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

         6. When (i) the issuance, execution and delivery by Protective Life of any of the Stock Purchase Contracts and the Stock Purchase Units shall have been duly authorized by all necessary corporate action of Protective Life, (ii) the agreements relating thereto shall have been duly executed and delivered by the parties thereto, (iii) the Stock Purchase Contracts and the Stock Purchase Units shall have been duly executed and delivered by Protective Life and any other necessary signatories thereto and sold as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, assuming that the terms of such Stock Purchase Contracts and Stock Purchase Units are in compliance with then applicable law, the Stock Purchase Contracts and the Stock Purchase Units will be validly issued and will constitute valid and binding obligations of Protective Life enforceable against Protective Life in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and to general principles of equity (whether considered in a proceeding at law or in equity).

         7. When (i) the execution and delivery of any Guarantee shall have been duly authorized by all necessary corporate action of Protective Life, (ii) such Guarantee shall have been duly executed and delivered by Protective

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Protective Life Corporation             7                           July 8, 1997
PLC Capital Trust II
PLC Capital Trust III
PLC Capital Trust IV


Life, (iii) the Preferred Securities to which such Guarantee relates have been duly issued and sold and the purchase price therefor has been received by the respective PLC Capital Trust and (iii) the Guarantee shall have been qualified under the Trust Indenture Act of 1939, as amended, such Guarantee will constitute a valid and legally binding obligation of Protective Life, enforceable against Protective Life in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the rights of creditors generally and to general principles of equity (whether considered in a proceeding in equity or at law).

         Our opinion expressed above is limited to the laws of the State of New York, the Delaware General Corporation Law, and the federal laws of the United States of America.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under
Section 7 of the 1933 Act or the Rules and Regulations of the Commission thereunder.


                             Very truly yours,


                             /s/ Debevoise & Plimpton